EXHIBIT 5.2


                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                February 5, 1997



     The Board of Directors
     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, NY 10167

     Ladies and Gentlemen:

               We have acted as counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form
     S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to $200,000,000 aggregate principal amount of Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company, $200,000,000 aggregate liquidation amount of Fixed/Adjustable Rate Capital Securities (the "Capital Securities") of Bear Stearns Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the guarantee with respect to the Capital Securities (the "Guarantee") executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture and the First Supplemental Indenture, in the forms filed as exhibits to the Registration Statement, the form of Debenture set forth in the First Supplemental Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


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     The Bear Stearns Companies Inc.
     February 5, 1997
     Page 2

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

               1. The Debentures, when duly executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and the First Supplemental Indenture, and delivered and paid for in accordance with the terms of the Indenture and the First Supplemental Indenture, and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of the Company entitled to the benefits of the Indenture and the First Supplemental Indenture, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               2. The Guarantee constitutes the legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               The opinions herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.


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     The Bear Stearns Companies Inc.
     February 5, 1997
     Page 3

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

               We understand that you have received an opinion from Richards, Layton & Finger, LLP, special Delaware counsel for the Company and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Validity of New Capital Securities" in the Prospectus.


                                   Very truly yours,

                                   WEIL GOTSHAL & MANGES LLP






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